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Exhibit 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We have issued our reports dated March 18, 2009, with respect to the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109," FASB Statement No. 123 (revised 2004), "Share-Based Payment" and FASB Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans") and internal control over financial reporting included in the Annual Report of Polymer Group, Inc. on Form 10-K for the fiscal year ended January 3, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Polymer Group, Inc. on Form S-8 (File No. 333-151171, effective May 23, 2008), Form S-3/A, Amendment No. 2 (File No. 333-145138, effective November 2, 2007), Form S-8 (File No. 333-131156, effective January 20, 2006), Form S-8 (File No. 333-121254, effective December 14, 2004), and Form S-8 (File No. 333-121252, effective December 14, 2004).

/s/ GRANT THORNTON LLP
Charlotte, North Carolina
March 18, 2009

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  Exhibit 23.1